Exhibit 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

CHEMICAL FINANCIAL CORPORATION COMPLETES ACQUISITION OF
MONARCH COMMUNITY BANCORP, INC.

Midland, MI, April 1, 2015--- Chemical Financial Corporation ("Chemical") (Nasdaq: CHFC), holding company for Chemical Bank, announced that today it completed its previously announced acquisition of Monarch Community Bancorp, Inc. ("Monarch") (OTCOB: MCBF), holding company for Monarch Community Bank, in an all stock transaction valued at approximately $27.2 million based on Chemical's closing stock price on March 31, 2015. Subsequent to the closing, Chemical and its affiliates had, on a pro forma basis as of December 31, 2014, $7.5 billion in consolidated assets, $5.8 billion in consolidated loans, and $6.2 billion in consolidated deposits in 183 branches across 47 counties in the lower peninsula of Michigan.

“Strategically, the addition of Monarch Community Bancorp increases our presence and market share along the important Michigan-Indiana border, significantly enhancing our south region footprint. We are delighted to welcome Monarch's customers and Rick DeVries and his talented team of colleagues to the Chemical family,” said David B. Ramaker, Chairman, Chief Executive Officer and President of Chemical Financial Corporation.

Monarch Community Bank will be operated as a separate subsidiary of Chemical until its planned consolidation with and into Chemical Bank. The consolidation is scheduled to occur in May 2015, concurrently with the conversion of Monarch's data processing platform to Chemical's platform. Following the consolidation and the data processing platform conversion, all Monarch Community Bank locations will operate under the Chemical Bank name.

Chemical was advised by the investment banking firm of Keefe, Bruyette & Woods and the law firm of Warner Norcross & Judd LLP. Monarch was advised by the investment banking firm of Donnelly Penman & Partners and the law firm of Howard and Howard Attorneys PLLC.

About Chemical Financial Corporation

Chemical Financial Corporation is the second largest banking company headquartered and operating branch offices in Michigan. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market. More information about Chemical is available by visiting the investor relations section of its website at www.chemicalbankmi.com.

Forward-Looking Statements

This report contains forward-looking statements regarding Chemical's outlook or expectations with respect to the acquisition of Monarch. Words and phrases such as "expects," "planned," "scheduled," "strategic," "will" and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors relating to both the transaction and the integration of Monarch into Chemical after closing include, without limitation:

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The transaction may be more expensive to complete and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

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The integration of Monarch's business and operations into Chemical, which will include conversion of Monarch's operating systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Monarch's or Chemical's existing businesses.

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Chemical's ability to achieve anticipated results from the transaction is dependent on the state of the economic and financial markets going forward. Specifically, Chemical may incur more credit losses from Monarch's loan portfolio than expected and deposit attrition may be greater than expected.

Risk factors also include, but are not limited to, the risk factors described under "Risk Factors" in Chemical’s Prospectus, filed on February 13, 2015, and under “Risk Factors” in Item 1A of Chemical’s Annual Report on Form 10-K for the year ended December 31, 2014. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

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